UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2008 (December 1, 2008)

SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregory J. Rizzo as President and CEO.

On December 1, 2008, our board of directors appointed Gregory J. Rizzo, age 52, as president and chief executive officer of Spectra Energy Partners GP, LLC. Mr. Rizzo is currently a member of our board of directors and serves as Group Vice President of U.S. Regulatory for Spectra Energy Transmission, LLC, the parent of our general partner. Prior to that, he served as Group Vice President for Duke Energy Gas Transmission, LLC from March 2004 until assuming his current position in January 2007.

Appointment of Mark Fiedorek to the Board of Directors.

On December 1, 2008, R. Mark Fiedorek was appointed to the board as a new director. Mr. Fiedorek, age 46, is currently the Group Vice President, Southeast Transmission and Storage of Spectra Energy Transmission. Mr. Fiedorek served as Vice President of Asset Optimization and Marketer Services of Duke Energy Gas Transmission from April 2002 until assuming his current position in January 2007.

A copy of the news release relating to this disclosure is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 2.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Partners, LP, dated December 2, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

/s/ Laura Buss Sayavedra
Laura Buss Sayavedra Vice President and Chief Financial Officer

Date: December 4, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Spectra Energy Partners, LP, dated December 2, 2008